Exhibit 99.1
                  CAM Reports Fourth Quarter Profit Increase

                   EPS of 8 Cents Versus 2 Cents in Q4 2002

    FOUNTAIN VALLEY, Calif., Nov. 12 /PRNewswire-FirstCall/ -- CAM Commerce Solutions, Inc. (Nasdaq: CADA) reported revenues of $5.2 million for the three months ended September 30, 2003, compared to $5.5 million for the fourth quarter of fiscal 2002. Net income for the three months ended September 30, 2003 was $276,000 or $0.08 per share, compared to $52,000 or $0.02 per share for the quarter ended September 30, 2002.

    Revenues for the fiscal year ended September 30, 2003 were $20.1 million compared to $20.5 million for fiscal year ended September 30, 2002. Net loss for the year ended September 30, 2003 was $(134,000) or $(0.04) per share, compared to a profit of $284,000 or $0.09 per share for the year ended September 30, 2002. The net income for fiscal 2002 included an income tax benefit of $365,000 and a $715,000 pre-tax gain from the sale of the Company's Access Retail Management (Access) consulting business. Fiscal 2002 also included consulting revenues of $465,000 generated from the Access consulting business that was sold in May 2002. As of September 30, 2003, the Company had $12.4 million in cash and marketable securities, or $3.82 per share based on shares outstanding at September 30, 2003, compared to $10.6 million at September 30, 2002, or $3.41 per share based on shares outstanding at September 30, 2002.

    "I feel this quarter's results showed solid evidence that we are on track with the financial and strategic goals we have been stating for the past two years," said Geoff Knapp, CEO. "While system sales were slow for the quarter, we were able to improve our bottom line and deliver a respectable profit.
This is almost entirely attributable to our continued growth in X-Charge payment processing revenues and reduced expense levels achieved over the past couple of quarters. X-Charge revenue more than doubled in the 4th quarter as compared to the same quarter in the prior year, and also more than doubled for the fiscal year. We generated $1.8 million in cash this past year and we believe our outlook is bright. We have put our company in a position to succeed even if we continue to experience the challenging market conditions of the past few years. X-Charge sign-ups are continuing at historical highs and I am also optimistic we will see improvements in our core system sales business in 2004."


     Calculation of Cash and Marketable Securities per share

                                                SEPTEMBER 30   SEPTEMBER 30
                                                    2003           2002
     Cash and cash equivalents                   $10,889,000     $9,093,000
     Marketable available-for-sale securities 1,541,000 1,519,000 Total cash and marketable securities (
      numerator)                                 $12,430,000    $10,612,000
     Shares outstanding (denominator)              3,253,000      3,109,000
     Cash and marketable securities per share          $3.82          $3.41


    About CAM Commerce Solutions

    CAM Commerce Solutions, Inc. provides total commerce solutions for traditional and web retailers that are based on the company's open architecture software products for inventory management, point of sale, sales transaction processing, and accounting. These solutions often include hardware, installation, training, service, and credit card processing services provided by the Company. You can visit CAM Commerce Solutions at www.camcommerce.com .

    Important Information

    The statements made in this news release, including those relating to the expectations of profitability and economic climates, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "plans," "estimates," "may," "seeks," "would," "future," "bright," and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. Investors should not rely upon forward looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations, and the company expressly does not undertake any duty to update forward-looking statements which speak only as of the date of this news release. The performance of any one quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. In addition to the factors set forth elsewhere in this release, the economic, competitive, technological, and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission could affect the forward looking statements contained in this news release.


                         CAM COMMERCE SOLUTIONS, INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)

                               THREE MONTHS ENDED     TWELVE MONTHS ENDED
                              SEPT. 30    SEPT. 30   SEPT. 30     SEPT. 30
                                2003        2002       2003         2002
    REVENUES
     Net hardware, software
      and installation
      revenues                 $3,269      $3,874    $13,072     $14,052
     Net service revenues       1,897       1,604      7,057       6,423
      Total net revenues        5,166       5,478     20,129      20,475
    COSTS AND EXPENSES
     Cost of hardware,
      software and
      installation revenues     1,621       1,809      6,459       6,987
     Cost of service revenues     528         541      2,157       2,650
      Total cost of revenues    2,149       2,350      8,616       9,637
     Selling, general and
      administrative
      expenses                  2,495       2,570     10,255       9,956
     Research and development
      expenses                    298         438      1,648       1,804
      Total costs and
       operating expenses       4,942       5,358     20,519      21,397
     Operating income (loss)      224         120       (390)       (922)
     Asset impairment charge       --         135         --         135
     Gain on disposal of
      assets                       --          --         --        (715)
     Interest income              (71)        (77)      (280)       (261)
    Income (loss) before
     provision (benefit) for
     income taxes                 295          62       (110)        (81)
    Provision (benefit) for
     income taxes                  19          10         24        (365)
    Net income (loss)            $276         $52      $(134)       $284

    Basic net income (loss)
     per share                  $0.09       $0.02     $(0.04)      $0.09

    Diluted net income (loss)
     per share                  $0.08       $0.02     $(0.04)      $0.09

    Shares used in computing
     basic net income (loss)
     per share                  3,220       3,093      3,143       3,060

    Shares used in computing
     diluted net income (loss)
     per share                  3,440       3,180      3,143       3,189


                         CAM COMMERCE SOLUTIONS, INC.
        CONDENSED BALANCE SHEETS(In thousands, except per share data)

                                                 SEPTEMBER 30   SEPTEMBER 30
                                                    2003            2002

    ASSETS
    Current assets:
     Cash and cash equivalents                       $10,889       $9,093
     Marketable available-for-sale securities          1,541        1,519
     Accounts receivable, net                          1,214        1,842
     Inventories                                         272          324
     Other current assets                                102          146
    Total current assets                              14,018       12,924

    Property and equipment, net                          710          972
    Intangible assets, net                               908        1,177
    Other assets                                         305          338
    Total assets                                     $15,941      $15,411

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
     Accounts payable                                   $518         $563
     Accrued compensation and related expenses           687          547
     Deferred service revenue and customer deposits    1,455        1,295
     Other accrued liabilities                           263          235
     Total current liabilities                         2,923        2,640
    Long-term liabilities:
     Notes payable                                        --           13
     Total liabilities                                 2,923        2,653
    Stockholders' equity:
     Common stock, $.001 par value; 12,000
      shares authorized, 3,253 shares issued and
      outstanding September 30, 2003 and 3,109 at
      September 30, 2002                                   3            3
     Paid-in capital                                  14,271       13,886
     Accumulated other comprehensive income               23           14
     Accumulated deficit                              (1,279)      (1,145)
     Total stockholders' equity                       13,018       12,758
    Total liabilities and stockholders' equity       $15,941      $15,411


SOURCE  CAM Commerce Solutions, Inc.
    -0-                             11/12/2003
    /CONTACT: Mathew Hayden, President, Hayden Communications, Inc., +1-760-487-1137, for CAM Commerce Solutions, Inc./
    /Web site:  http://www.camcommerce.com /
    (CADA)

CO:  CAM Commerce Solutions, Inc.
ST:  California
IN:  CPR ECM
SU:  ERN